Exhibit 10.4

[*], 2023

Spark I Acquisition Corporation

3790 El Camino Real Unit #570

Palo Alto, CA 94306

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Spark I Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co., as representative the “Representative”) of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 11,500,000 of the Company’s units (including up to 1,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant. Each whole Warrant (each, a “Warrant”) entitles the holder thereof to purchase one Ordinary Share. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-273176) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in Section 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SLG SPAC Fund LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that (A) if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval, (B) if the Company engages in a tender offer in connection with any proposed Business Combination, it, he or she shall not sell any Shares to the Company in connection therewith and (C) if the Company seeks shareholder approval of any proposed amendment to the Charter prior to the completion of a Business Combination, it, he or she shall not redeem any Shares owned by it, him or her in connection with such shareholder approval.

2. The Sponsor and each Insider hereby agrees that in the event that the Company fails to complete a Business Combination within the time period set forth in the Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (less up to $100,000 of interest to pay winding up and dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to the Company’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (i) that would affect the substance or timing of the Company’s obligation to provide holders of the Offering Shares the right to have their Offering Shares redeemed in connection with the Business Combination or redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period described in the Prospectus or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, unless the Company provides its public shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives any claim such Sponsor or Insider may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever except in each case with respect to the Sponsor’s or the Insider’s right to a pro rata interest in the proceeds held in the Trust Fund for any Offering Shares such Sponsor or Insider may hold.

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Shares (including but not limited Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Shares (including but not limited to Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this Section 3, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer permitted under paragraph 7(c) hereof or if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company (except for the Company’s independent auditors) or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise the over-allotment option to purchase up to an additional 1,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to surrender, at no cost, a number of Founder Shares in the aggregate equal to 448,052 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000.

Additionally, to the extent that SparkLabs Group Management, LLC or its affiliate (the “Forward Purchaser”) does not purchase up to $115,000,000 worth of forward purchase securities in accordance with forward purchase agreement on the date hereof (as further described in the Prospectus), the Sponsor agrees to surrender, at no cost, a number of Founder Shares in the aggregate equal to 3,435,065 multiplied by a fraction, (i) the numerator of which is $115,000,000 minus proceeds received from the Forward Purchaser under the forward purchase agreement, and (ii) the denominator of which is $115,000,000.

6. The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), and 9, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Subject to Section 7(c), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Subject to Section 7(c), the Sponsor and each Insider agrees that it, he or she shall not Transfer any Placement Warrants (or any Ordinary Shares underlying the Placement Warrants), until 30 days after the completion of a Business Combination (the “Placement Warrant Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Placement Warrants, and the Ordinary Shares underlying the Placement Warrants that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (1) (a) to the Company’s officers and directors, the Initial Holders, and other Insiders, (b) to an affiliate or immediate family member of any of the Company’s officers, directors, Initial Holders and other Insiders, (c) to any member, officer or director of the Sponsor, or any immediate family member, partner, affiliate or employee of a member of the Sponsor, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of the Company’s officers, directors, Initial Holders or members of the Sponsor, (f) pursuant to a qualified domestic relations order, (g) in the event of the Company’s liquidation prior to completion of the initial Business Combination, (h) by virtue of the laws of the Cayman Islands or the Sponsors’ limited liability company agreements upon dissolution of either Sponsor, (i) subsequent to the initial Business Combination, upon and in connection with a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property, (j) subsequent to the initial Business Combination, in the event of a consolidation merger, share exchange or similar transaction in which the Company is the surviving entity that results in a change in the majority of its board of directors or management team and (k) through private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the completion of the initial Business Combination at prices no greater than the price at which the Founder Shares or Placement Warrants were originally purchased; provided, however, that in the case of clauses (a) through (f), (h) and (k) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions, and (2) in connection with an initial Business Combination with the consent of the Company to any third party that agrees in writing to be bound by the provisions of this Letter Agreement applicable to Insiders (other than paragraph 1). For the avoidance of doubt, for the purposes of this Letter Agreement, a managed account managed by the same investment manager of any member of the Sponsor shall be deemed an affiliate of such member.

(d) Subject to the limitations described herein, each Insider shall retain all of such Insider’s rights as a security holder during, as applicable, the Lock-Up Periods including, without limitation, the right to vote, the Founder Shares.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement or cash payments prior to, or in connection with any services rendered in order to effectuate the completion of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the amounts described in the Prospectus under the heading “Summary – The Offering – Payments to insiders.”

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Shares” shall mean, collectively, the Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”); (iii) “Founder Shares” shall mean 6,870,130 Class B Ordinary Shares issued and outstanding (up to 448,052 of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised, and up to 3,435,065 of which are subject to forfeiture immediately prior to the closing of the Company’s initial business combination depending on the amount of the proceeds received under the forward purchase agreement on the date hereof or in the event of the Company’s liquidation and subsequent dissolution) and any Ordinary Shares issued upon conversion of such Class B Ordinary Shares; (iv) “Initial Holders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Placement Warrants” shall mean the 8,490,535 warrants that the Sponsor has agreed to purchase for an aggregate purchase price of $8,490,535, or $1,00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering (the “Private Placement”);; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (ix) “Charter” shall mean the Company’s memorandum and articles of association, as the same may be amended from time to time.

12. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each director shall be covered by such policy or policies, in accordance with its or their terms.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not completed and closed by December 31, 2023; provided further that Section 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

Spark I Acquisition Corporation

By:	/s/
Name:	James Rhee
Title:	Chief Executive Officer

SLG SPAC FUND LLC,
a Cayman Islands limited liability company

By:	/s/
Name: Bernard Moon on behalf of SparkLabs Group Management, LLC
Title: Managing Member

/s/
James Rhee

/s/
Kurtis Jang

/s/
Jimmy Kim

/s/
Cuong Viet Do

/s/
Shin-Bae Kim

/s/
Willy Lan

/s/
Tony Ling

/s/
Catherine Mohr